Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Signet Jewelers Limited:

(1)	Registration Statement (Form S-8 No. 333-09634) pertaining to the Signet Group PLC Employee Stock Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-159987) pertaining to the Signet Jewelers Limited Omnibus Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-153435) pertaining to the Signet Jewelers Limited Plans and Signet Group plc Plans,

(4)	Registration Statement (Form S-8 No. 333-134192) pertaining to the Signet Group 2005 Long-Term Incentive Plan and Signet Group PLC US Share Option Plan 2003,

(5)	Registration Statement (Form S-8 No. 333-12304) pertaining to the Signet Group PLC 2000 Long-Term Incentive Plan,

(6)	Registration Statement (Form S-8 No. 333-153422) pertaining to the Signet Group PLC 1993 Executive Share Option Scheme,

(7)	Registration Statement (Form S-8 No. 333-08964) pertaining to the Signet Group PLC 1993 Executive Share Option Scheme, and

(8)	Registration Statement (Form S-3 No. 333-195865) of Signet UK Finance plc;

of our reports dated September 27, 2013, with respect to the consolidated financial statements of Zale Corporation, and the effectiveness of internal control over financial reporting of Zale Corporation, included in this Current Report on Form 8-K of Signet Jewelers Limited dated May 12, 2014.

/s/ Ernst & Young LLP

Dallas, Texas
May 12, 2014